Zion Oil & Gas Extends Unit Offering

Dallas, Texas and Caesarea, Israel – August 26, 2013 – Zion Oil & Gas, Inc. (NASDAQ GM: ZN) announced today that it has extended the expiration date for the Unit program under its Dividend Reinvestment and Common Stock Purchase Plan (“DSPP”) to Friday November 29, 2013. Units may be purchased under the DSPP at any time prior to 5:00 p.m. Eastern Daylight Time on November 29, 2013.

The extension is being made, in part, to allow interested investors to utilize a new and more convenient electronic enrollment procedure with the TeleCheck Internet Check Acceptance service as a payment method. The Unit Option Termination Date will be November 29, 2013, instead of August 30, 2013. The Warrant Exercisable Date will be on the 31st day after the Unit Option Termination Date, or December 30, 2013. The warrants under the Unit program are exercisable at any time after December 30, 2013 and prior to 5:00 p.m. Eastern Daylight time on December 30, 2018.

Zion’s common stock trades on the NASDAQ Global Market under the symbol “ZN” and Zion’s warrants are expected to trade under the reserved symbol “ZNWOW”.

This announcement is neither an offer nor a solicitation of an offer. The securities are offered by prospectus only, and only within the States and other jurisdictions in which the securities may be sold, and this announcement is neither an offer to sell nor a solicitation of any offer to buy in any State or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities of any such state or jurisdiction. The DSPP was filed by Prospectus Supplement (File No. 333-174266).

Zion Oil & Gas, a Delaware corporation, explores for oil and gas onshore in Israel and holds three petroleum exploration licenses, comprised of the Asher-Menashe License (covering approximately 78,824 acres), the Joseph License (covering approximately 83,272 acres), and the Jordan Valley License (covering approximately 55,845 acres). Collectively, our three license areas cover approximately 218,000 acres. The Company has filed application for the Megiddo-Jezreel Valley License (covering approximately 98,296 acres), which borders the Jordan Valley License area.

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion’s planned operations, geophysical and geological data and interpretation, anticipated attributes of geological strata being drilled, drilling efforts and locations, the presence or recoverability of hydrocarbons, sufficiency of cash reserves, ability to raise additional capital, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion’s periodic reports filed with the SEC and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

NOTICE

Zion Oil & Gas, Inc. filed a Prospectus Supplement on March 27, 2013 to its Prospectus dated May 26, 2011 with the SEC for the Dividend Reinvestment and Common Stock Purchase Plan to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents without charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas will send you the prospectus if you request it by calling toll free 1-888-TX1-ZION (1-888-891-9466).

Zion’s homepage may be found at: www.zionoil.com

Contact:

Zion Oil & Gas, Inc.

Brittany Martin, 214-221-4610

dallas@zionoil.com